EX-99.CODE ETH

             AMENDMENT TO CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

      In connection with the election of David Hohmann as Treasurer of BACAP Alternative Multi-Strategy Fund, LLC, BACAP Opportunity Strategy, LLC and Columbia Management Multi-Strategy Hedge Fund, LLC (the "Funds"), Exhibit B to the Funds' Code of Ethics for Principal Executive and Senior Financial Officers is deleted and replaced with Schedule 1 attached hereto, effective as of November 14, 2005.

                                                         SCHEDULE 1 TO AMENDMENT

                                    EXHIBIT B

                                COVERED OFFICERS

                             Lawrence R. Morgenthal

                                  David Hohmann